SECURITIES PURCHASE AND SALE AGREEMENT

This SECURITES Purchase and Sale Agreement (the “Agreement”) is entered into as of March 1, 2012 by and among ARCT TRS Corp., a Delaware corporation (the “Buyer”) and AR Capital, LLC, a Delaware limited liability company (the “Seller”).

RECITALS

A. The Seller is the sponsor of American Realty Capital Trust, Inc., a Maryland corporation (“ARCT”) that owns and acquires single tenant free standing commercial real estate properties that are primarily net leased on a long-term basis to investment grade credit rated and other creditworthy tenants that elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2008.

B. The leasing and management of ARCT’s real estate properties is conducted by American Realty Capital Properties, LLC, a Delaware limited liability company (the “Property Manager”).

C. The Seller owns all of the issued and outstanding membership interests (the “Membership Interests”) of the Property Manager.

D. ARCT is contemplating the internalization of its management, including the termination of its advisory agreement with its former advisor and the acquisition of the Property Manager, as a result of which ARCT will become a self-administered and self-advised REIT.

E. The Seller wishes to sell and the Buyer wishes to purchase the Membership Interests upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

In consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE MEMBERSHIP INTERESTS; CLOSING

1.1 Certain Terms. Certain capitalized terms used in this Agreement are defined in Article IV.

1.2 Sale and Purchase of the Membership Interests. Upon the terms and subject to the conditions of this Agreement, the Seller hereby sells, conveys, assigns, transfers and delivers to the Buyer, and the Buyer hereby purchases, free and clear of all Encumbrances, the Membership Interests from Seller.

1.3 Payment of Purchase Price. The total consideration for the Membership Interests is $10.00 (the “Purchase Price”), payable in cash, by wire transfer of immediately available funds to an account designated in writing by the Seller.

1.4 The Closing. The purchase and sale provided for in this Agreement shall take place at a closing (the “Closing”) at the offices of Proskauer Rose LLP, Eleven Times Square, New York, New York, on the date hereof or at such other time or place as the parties hereto may agree.

1.5 Payment of Purchase Price; Closing Deliveries.

(a) At or prior to the Closing, the Seller shall deliver to the Buyer:

(i) the Membership Interests;

(ii) an Assignment and Assumption;

(iii) such bills of sale, assignments, deeds, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by the Buyer to convey title to the Membership Interests, each in form and substance satisfactory to the Buyer dated the Closing Date and duly executed by the Seller;

(iv) releases of all Encumbrances, if any, on the Membership Interests; and

(v) such other documents as the Buyer may reasonably request to effect the transactions contemplated by this Agreement.

(b) At or prior to the Closing, the Buyer shall deliver to the Seller (i) the Purchase Price in accordance with Section 1.3 and (ii) an Assignment and Assumption.

1.6 AS-IS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE MEMBERSHIP INTERESTS ARE BEING PURCHASED AND SOLD ON AN “AS-IS” BASIS, FREE AND CLEAR OF ANY ENCUMBRANCES, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED OR OTHERWISE.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Seller represents and warrants to the Buyer as of the date hereof as follows:

2.1 Organization, Good Standing and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Property Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2 Authorization; Enforceability. The Seller has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. All limited liability company and other action on the part of the Seller, its managers and officers necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents and the performance of all obligations of the Seller hereunder and thereunder has been taken. This Agreement and the other Transaction Documents to which the Seller is a party, each constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

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2.3 No Conflict. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any provision of the Seller’s certificate of formation or operating agreement, any Order or Contract to which the Seller is a party or by which it is bound or, to the knowledge of the Seller, any provision of any Legal Requirement applicable to the Seller.

2.4 Governmental Authorities; Consents. No approval, Order, authorization, registration, qualification, designation, declaration or filing of or with, or notice to, or other Consent of, any Governmental Body or other Person on the part of the Seller is required in connection with the execution and delivery of this Agreement or the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

2.5 Litigation. There is no Proceeding pending or currently threatened against the Seller that questions the validity of this Agreement or the right of the Seller to enter into or consummate, or seeks to enjoin or obtain damages with respect to, the transactions contemplated hereby or by any of the other Transaction Documents, nor is the Seller aware that there is any basis for any of the foregoing.

2.6 Title to Membership Interests. The Seller is the sole legal and beneficial owner of the Membership Interests with full power and authority to convey the Membership Interests free and clear of any Encumbrance and, upon delivery of and payment for the Membership Interests as herein provided, the Buyer will acquire good and marketable title thereto, free and clear of any Encumbrance. No third party, including, without limitation, any former owner of any capital stock of the Seller or the Property Manager, has the basis for any claims against the Membership Interests, the Seller or the Property Manager in connection therewith.

2.7 Brokers’ Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Seller or any of its Affiliates.

ARTICLE III

CERTAIN OTHER AGREEMENTS

3.1 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest), incurred in connection with the transactions contemplated by this Agreement shall be paid when due by the Seller.

ARTICLE IV

DEFINITIONS

4.1 Certain Definitions. In this Agreement, the following terms have the meanings set forth below, which shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person or any other Affiliate of such Person, (ii) any Person that is an officer, director, trustee, general partner, manager or managing member of the specified Person or of which the specified Person or any other Affiliate of such Person is an officer, director, trustee, general partner, manager or managing member, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of the outstanding voting securities of the specified Person or any other Affiliate of such Person (iv) such Person’s relatives, including such Person’s spouse or domestic partner (and relatives of such spouse or domestic partner), parents, siblings and lineal descendants if such Person is an individual, and (v) with respect to any Person that is a trust, the trustees and beneficiaries of such Person.

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“Agreement” means this Securities Purchase and Sale Agreement.

“ARCT” has the meaning set forth in the recitals of this Agreement.

“Assignment and Assumption” means an Assignment and Assumption of Ownership Interests substantially in the form attached as Exhibit A hereto.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Closing” has the meaning set forth in Section 1.4

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“Closing Date” means the date and time as of which the Closing actually takes place.

“Consent” means any approval, consent, ratification, waiver, or other authorization of, notice to or registration, qualification, designation, declaration or filing with any Person.

“Contract” means any agreement, contract, purchase order, statement of work, option, license, instrument, mortgage, obligation, commitment, arrangement, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Encumbrance” means any charge, claim, community property interest, condition, easement, covenant, Contract, commitment, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal, or other rights of third parties or restriction of any kind, including, without limitation, any restriction on use, voting, transfer, receipt of income or dividends, or exercise of any other attribute of ownership.

“Governmental Body” means any federal, state, local, municipal, foreign, or other governmental or quasi-governmental authority.

“Indemnified Persons” has the meaning set forth in Section 5.1.

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other statute, law, Order, constitution, rule, regulation, ordinance, principle of common law, treaty or other requirement of any Governmental Body.

“Liability” means any liabilities or obligations of any kind whatsoever (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether or not reflected or required by United States generally accepted accounting principles to be reflected as such).

“Losses” has the meaning set forth in Section 5.1

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“Membership Interests” has the meaning set forth in the recitals.

“Order” means any award, decision, injunction, judgment, order, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any referee, arbitrator or mediator.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body or referee, trustee, arbitrator or mediator.

“Property Manager” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 1.3.

“Seller” has the meaning set forth in the first paragraph hereof.

“Transaction Documents” means this Agreement, the Assignment and Assumption and all other instruments and certificates contemplated hereunder, if any, to be delivered by any party hereto at or prior to the Closing.

ARTICLE V

MISCELLANEOUS

5.1 Indemnification. The Seller shall indemnify, defend and hold harmless the Buyer and its Affiliates, and their respective stockholders, members, partners, managers, officers, directors, employees, representatives, controlling persons, counsel, agents, successors and assigns (collectively, “Indemnified Persons”), from and against, and will pay to any Indemnified Person the amount of, any and all claims, demands, Proceedings, losses, damages, penalties, Liabilities, obligations, settlement payments, costs and expenses of every kind whatsoever (including, without limitation, costs of investigating, preparing or defending any such claim or Proceeding and reasonable legal fees and disbursements), as and when incurred by such Indemnified Person and whether or not involving a third party claim (collectively, “Losses”), incurred or suffered by any of the Indemnified Persons, arising out of or relating to (i) any inaccuracy of any representation or warranty, (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or any other Transaction Document (including all schedules, exhibits and annexes thereto), (iii) taxes owed by the Seller or any of its Affiliates relating to the Membership Interests and/or the transactions contemplated by this Agreement, (iv) any Liability of the Seller related to the Property Manager, the Membership Interests and/or the transactions contemplated by this Agreement, and (v) third party claims against the Property Manager, the Membership Interests or against the Indemnified Persons in respect thereof arising out of or relating to events occurring on or before the Closing Date. All representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date.

5.2 Notices. All notices, requests, communications and demands to or upon the respective parties hereto to be effective shall be in writing (including by fax), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 5.2):

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The Buyer:	ARCT TRS Corp.
405 Park Avenue
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

The Seller:	AR Capital, LLC
405 Park Avenue
New York, New York 10022
Facsimile No.: (212) 421-5799
Attention: Nicholas S. Schorsch

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile No.: (212) 969-2900
Attention: Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

5.3 Expenses. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.4 No Third-Party Beneficiaries. Subject to Sections 5.1, 5.11 and 5.14, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

5.5 Consent to Jurisdiction; Service of Process. Each party to this Agreement irrevocably consents and agrees that any Proceeding commenced by it arising out of or relating to this Agreement or any of the Transaction Documents shall be brought only in the United States District Court for the Southern District of New York or, in the event such court does not have subject matter jurisdiction over such Proceeding, in courts of the State of New York sitting in the Borough of Manhattan, City of New York. Each party hereby (i) irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, (ii) irrevocably and unconditionally waives any objection to the laying of venue in either of the aforesaid courts, and (iii) irrevocably and unconditionally waives and agrees not to plead or assert the claim that either of the aforesaid courts is not a convenient forum with respect to any such Proceeding or other similar defense or doctrine. Process in any such Proceeding may be served on any party in any manner provided by law.

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5.6 Governing Law. This Agreement will be governed by the internal laws of the State of New York.

5.7 Further Assurances. The parties agree, without further consideration, (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents. From and after the Closing, all mail, payments or other amounts, checks, documents and packages pertaining to the Property Manager received by the Seller shall be promptly delivered (unopened, if applicable) by the Seller to the Buyer.

5.8 Release. Effective as of the Closing, the Seller, on behalf of itself and each of its Affiliates, hereby releases and forever discharges the Property Manager, the Membership Interests and the Buyer in connection therewith from any and all Proceedings, Contracts and Liabilities of any nature whatsoever, in law or in equity, arising out of events occurring on or prior to the Closing.

5.9 Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged with such amendment or waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.10 Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (together with the other Transaction Documents and any other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

5.11 Assignments, Successors and No Third-Party Rights. The Seller may not assign any of its rights or obligations under this Agreement without the prior consent of the Buyer except that the Buyer may assign any of its rights under this Agreement to any Affiliate of the Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as expressly provided in Sections 5.1 and 5.14, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties hereto any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

5.12 Severability. Any term of this Agreement which would be invalid or unenforceable as written shall be deemed limited in scope and/or duration to the extent necessary to render it enforceable. The determination of any court that any provision is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.

5.13 Construction. The parties have participated jointly in the drafting of this Agreement, and each party was represented by counsel in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

5.14 Waiver of Legal Conflicts. Each of the Seller and the Buyer acknowledges and agrees that, at their request, Proskauer Rose LLP acted as counsel to both such parties in connection with this Agreement, the other Transaction Documents and the sale of the Membership Interests. Accordingly, each of the parties agrees to, and does, waive any conflict of interest which may be deemed to arise as the result of such representation and agrees not to seek to disqualify or otherwise prevent Proskauer Rose LLP from representing the other party hereto (or any other clients of Proskauer Rose LLP) in any matters by reason of its work on, or representation of, such party in connection with this Agreement, the other Transaction Documents and the purchase and sale of the Membership Interests, or its possession of confidential information relating to such party. Proskauer Rose LLP shall be entitled to rely upon this Section 5.14 as a third party beneficiary hereof.

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5.15 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto and to other Transaction Documents may be delivered by facsimile which shall be deemed originals.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

ARCT TRS CORP.

By: /s/ William M. Kahane
Name: William M. Kahane
Title: President and Chief Executive Officer

SELLER:

AR CAPITAL, LLC

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

[Signature Page to Securities Purchase and Sale Agreement]

Exhibit A

Form of Assignment And Assumption of Ownership Interests

This Assignment and Assumption of Ownership Interests (“Assignment”) is made and entered into effective as of __________, 2012 (the “Effective Date”), by and among AR Capital, LLC, a Delaware limited liability company (“Assignor”), and ARCT TRS Corp., a Delaware corporation (“Assignee”).

RECITALS

A. Assignor is the legal and beneficial owner of one hundred percent (100%) of the limited liability company interest (the “Ownership Interests”) in American Realty Capital Properties, LLC, a Delaware limited liability company (the “Company”).

B. Assignor desires to assign the Ownership Interests to Assignee, and Assignee desires to assume the Ownership Interests from Assignor. It is the intent of the parties that, upon this Assignment, Assignor will withdraw as a member (“Owner”) of the Company, and Assignee will become a substitute member of the Company.

ASSIGNMENT

The parties agree as follows:

1. Assignment. For value received, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, conveys and delivers the Ownership Interests and all of its right, title and interest in the Company to Assignee. Upon the execution of this Assignment, the records of the Company, including the limited liability company agreement, as amended, supplemented or otherwise modified from time to time (the “Organizational Agreement”), shall be amended to reflect the change in ownership of the Ownership Interests.

2. Assumption. Assignee hereby accepts the foregoing assignment and assumes the agreements and obligations of the Owner under the Organizational Agreement, including the obligation to fulfill the obligations of Assignor in accordance with the terms of the Organizational Agreement with respect to the Ownership Interests. Assignee’s execution of this Assignment constitutes the execution of a counterpart signature page to the Organizational Agreement. Assignee acknowledges it has received and reviewed a copy of the Organizational Agreement.

3. Withdrawal and Substitution of Owner. Assignor hereby withdraws as the Owner of the Company, and Assignee is hereby admitted and substituted as the Owner of the Company with respect to the Ownership Interests.

4. Representations and Warranties. Assignor hereby represents and warrants to Assignee that the Ownership Interests are free and clear of all liens, assignments, security interests, options and adverse claims to or encumbrances on title of any kind or character. Each of Assignor and Assignee hereby represents and warrants that the execution and delivery by it of this Assignment will not violate or constitute a default under the terms or provisions of any agreement, document or instrument to which it is bound.

5. Effective Date. This Assignment is effective as of the Effective Date set forth above.

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6. Successors and Assigns. This Assignment is binding on and inures to the benefit of the parties and their respective successors and assigns.

7. Governing Law. This Assignment will be governed by the internal laws of the State of New York.

8. Counterparts. This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

9. Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of agreements, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

AR CAPITAL, LLC

By: __________________________________________
Name:
Title: Manager

ASSIGNEE:

ARCT TRS CORP.

By: __________________________________________
Name:
Title:

 [Signature Page to Assignment And Assumption of Ownership Interests]